Exhibit 1.1




                              Declaration of Trust











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                              DECLARATION OF TRUST

                                       OF

                           NATIONAL TOTAL INCOME FUND

                              Dated: June 25, 1986


     THE DECLARATION OF TRUST of National Total Income Fund is made the 25th day of June, 1986 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").


                              W I T N E S S E T H:


     WHEREAS, the Trustees desire to form a trust fund under the law of Massachusetts for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions, hereof, to wit:


                                    ARTICLE I

                                    The Trust

     1.1 Name. The name of the trust created hereby (the "Trust", which name shall be deemed to include any series of the Trust, as the context requires) shall be "National Total Income Fund", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees


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as Trustees, and not individually,  and shall not refer to the officers, agents, employees or Shareholders of the Trust. Each Series of the Trust which shall be established and designated by the Trustees pursuant to Section 6.9 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. However, should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or the Series as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

     The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or more than 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time.

     "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

     "Fundamental   Policies"   shall  mean  the   investment   objectives   and
restrictions set forth in the Prospectus and designated as fundamental policies therein.

     "Person" shall mean and include individuals corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Prospectus" shall mean the currently effective Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Securities and Exchange Commission from time to time.

     "Series" shall mean any series designated pursuant to Section 6.9 hereof.


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     "Shareholders"  shall mean as of any particular  time all holders of record of outstanding Shares at such time.

     "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

     "Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees, in accordance, with the provisions hereof and are then in office; and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

     "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

     The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.


                                   ARTICLE II

                                    Trustees

     2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen (except prior to the first public offering of Shares of the Trust). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustee then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the


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Trustees  in  office,  regardless  of their  number,  shall  have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees need not own Shares.

     2.2. Term and Election. Each Trustee named herein, or elected or appointed in accordance herewith, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below, provided, however, that the Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration.

     2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the holders of two-thirds (2/3) of the Shares or (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. In the case of a vacancy, the holders of at least a majority of the Shares entitled to vote, acting at any meeting of Shareholders held in accordance with Section 10.1 hereof, or, to the extent



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permitted  by the 1940 Act,  a majority  of the  Trustees  continuing  in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office as provided in this Declaration.

     2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section
1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

     All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such



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communications system shall constitute presence in person at such meeting.

     2.6. Officers. The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and President shall be and the Secretary and Treasurer may, but need not, be a Trustee.

     2.7. By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.


                                   ARTICLE III

                               Powers of Trustees

     3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, commodities, commodity futures contracts and


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     related options,  currencies,  currency futures, forward contracts, options
     and  other  securities,   including,   without  limitation,  those  issued,
     guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such instruments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

     The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title



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and interest of such Trustee in the Trust Property shall vest  automatically  in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     3.5. Borrow Money. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

     3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are


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necessary or  incidental  to carry out any of the purposes of this  Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

     3.9. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension's profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Trust's investment adviser, distributor and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of



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foreign  governments,  and to do all such  other  things  and  execute  all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

     3.11. Principal Transactions. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Securities and Exchange Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent or with any Affiliated Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

     3.12. Litigation. The Trustees shall have the Power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.



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                                   ARTICLE IV

                    Management and Distribution Arrangements

     4.1. Management Arrangements. Subject to a Majority Shareholder Vote of the applicable Series the Trustees may in their discretion from time to time enter into advisory, administration or management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory, administrative and management services as the Trustees shall from time to time consider desirable with respect to such Series and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize any adviser, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, administrator or manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     4.2. Distribution Arrangements. The Trustees may in their discretion from time to time enter into a contract, providing for the sale of the Shares of the Trust or any Series to net the Trust not less than the par value per share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares.

     4.3. Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or




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rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said
contract  or  accountable  for  any  profit  realized   directly  or  indirectly
therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association, may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or
Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

     4.4. Provisions and Amendments. Any contract entered into pursuant to Sections 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 4.1 shall be effective unless assented to by a Majority Shareholder Vote.


                                    ARTICLE V

                    Limitations of Liability of Shareholders,
                               Trustees and Others

     5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     5.3. Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that it either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in

Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

     5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other securities of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                          Shares of Beneficial Interest

     6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, all of one class, with par value $0.0001 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may divide or combine the Shares into a greater or lesser number of shares without thereby changing the proportionate interests in the Trust. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

     6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4 and as the Trustees may determine with respect to any series of Shares).

     6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     6.4. Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per share as set forth in Section 9.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Reductions in the number of outstanding Shares may be made pursuant to the constant net asset value per share formula set forth in Section 9.3. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

     6.5. Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

     6.6. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrar shall perform the duties usually performed by transfer agents and registrars of certificates stock in a corporation, except as modified by the Trustees.

     6.7. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

     6.8. Treasury Shares. Shares held in the treasury shall, until reissued, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

     6.9. Series Designation. The Trustees, in their discretion, may authorize the division of Shares into two or more Series, each series relating to a separate portfolio of investments. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different series as to investment objective, purchase price, right of redemption, special and relative rights as to dividends and on liquidation conversion rights, and conditions under which the several series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all series as the context may require.

     If the Trustees shall divide the Shares of the Trust into two or more Series, the following provisions shall be applicable:

          (a) The number of authorized Shares and the number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

          (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more Series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more Series and the powers of the Trustees to invest and reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such Series which is hereinafter described.

          (c) All consideration received by the Trust for the issued sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

          (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (e) The power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by Section 9.2 of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions.

     The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preference of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

     6.10. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at this last known address as recorded on the register of the Trust.


                                   ARTICLE VII

                                    Custodian

     7.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians contained in the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

          (1) to hold the securities owned by the Trust, or any Series, and deliver the same upon written order;

          (2) to receive and receipt for any moneys due to the Trust, or any Series, and deposit the same in its own banking department or elsewhere as the Trustees may direct;

          (3) to disburse such funds upon orders or vouchers;

          (4) if authorized by the Trustees, to keep the books and accounts of the Trust, or any Series, and furnish clerical and accounting services; and

          (5) if authorized to do so by the Trustees, to compute the net income of the Trust, or any Series;

     all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series, the custodian shall deliver and pay over all property of the Trust held by it with respect to the Series as specified in such vote.

     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

     7.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act and the rules and regulations promulgated thereunder, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.


                                  ARTICLE VIII

                                   Redemption

     8.1. Redemptions. All outstanding Shares of any Series may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares with respect to the applicable Series for an amount per share determined by the application of a formula adopted with respect to the applicable Series for such purpose by resolution of the Trustees (which formula shall be consistent with the 1940 Act, and the rules and regulations promulgated thereunder); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Series of the Trust at the time of the purchase or redemption and
(b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.

     8.2. Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

     8.3. Redemptions Pursuant to Constant Net Asset Value Formula. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of
Section 9.3.

     8.4. Redemptions of Accounts of Less than $200. Due to the relatively high cost of maintaining investment accounts of less than $200, the Trustees shall have the power to redeem shares at a redemption price determined in accordance with Section 8.1 if at any time the total investment in such account does not have a value of at least $200, or such lower amount as the Board of Trustees may determine; provided, however, that the Trustees may not exercise such power with respect to Shares if the Prospectus does not describe such power. In the event the Trustees determine to exercise their power to redeem Shares provided in this Section 8.4., shareholders shall be notified that the value of their account is less than $200 and allowed 60 days to make an additional investment before redemption is processed.


                                   ARTICLE IX

                        Determination of Net Asset Value,
                          Net Income and Distributions

     9.1. Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     9.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of any Series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets, held by the Trustees with respect to such Series as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of the applicable Series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plan, cash dividend payout plans or related plans as the Trustees shall deem appropriate for such Series.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     9.3. Constant Net Asset Value; Reduction of Outstanding Shares. The Trustees shall have the power to determine the net income of any Series of the Trust once on each day the net asset value of the Series is determined as provided in Section 9.1 and at each such determination to declare such net income as dividends with the result that the net asset value per share of the Series shall remain at a constant dollar value. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. In the event the Trustees determine net asset value of a Series as described herein, fluctuations in value of shares of the Series will be reflected in the number of outstanding Shares of the Series in each shareholder's account. It is expected that the Series will have a positive net income at the time of each determination. If for any reason the net income of the Series is a negative amount, the Trust may offset such amount against dividends accrued in the account of each shareholder of the Series. If and to the extent such negative amount exceeds such accrued dividends, the Trustees shall have authority to reduce the number of outstanding Shares of the Series. Such reduction will be effected by having each Shareholder of the Series proportionately contribute to the Series' capital the necessary Shares of the Series that represent the amount of the excess upon such determination. Each Shareholder of the Series will be deemed to have agreed to such contribution in these circumstances by his investment in the Series. This procedure will permit the net asset value per share of the Series to be maintained at a constant dollar value per share.

     The Trustees, by resolution, may discontinue or amend the practice of maintaining the net asset value per share of any Series at a constant dollar amount at any time and such modification shall be evidenced by appropriate changes in the Prospectus.

     9.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to
Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.


                                    ARTICLE X

                                  Shareholders

     10.1. Meetings of Shareholders. Meetings of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders of any Series holding in the aggregate not less than 10% of the outstanding Shares of such Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees may designate. The holders of one-third of the outstanding Shares present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, the affirmative vote of a majority of the Shares represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

     10.2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

     10.3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by Section 9.2 hereof.

     10.4. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     10.5. Reports. The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

     10.6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     10.7. Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     10.8. Voting. Each shareholder shall be entitled to vote on any matter required to be submitted to shareholders by the provisions of this Declaration, the 1940 Act, the laws of the Commonwealth of Massachusetts or otherwise. Any matter requiring such a vote and affecting a particular Series, including without limitation matters affecting the investment advisory arrangements or investment policies or restrictions of a Series, shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series. Notwithstanding the foregoing, to the extent permitted by the 1940 Act, only Shares of the respective Series are entitled to vote on matters concerning only that Series and each Series shall not be required to vote separately on the selection of independent public accountants, the election of Trustees and any submission with respect to a contract with a principal underwriter or distributor.


                                   ARTICLE XI

                         Duration; Termination of Trust;
                            Amendment; Mergers; Etc.

     11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall continue indefinitely.

     11.2. Termination of Trust.

     (a) The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. The termination of any Series of the Trust shall only require an affirmative vote of the holders of not less than two-thirds of the shares of that Series, as provided above. Upon any such termination,

          (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly each, among the Shareholders of the applicable Series according to their respective rights.

     (b) Upon termination of the Trust, and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. The Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Series and the rights and interests of all Shareholders of such Series shall thereupon cease.

     11.3. Amendment Procedure.

     (a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares. Shareholders of each Series shall have the right to vote separately on amendments to this Declaration to the extent provided by Section 10.8. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

     (b) No amendment may be made, under Section. 11.3(a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of each Series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     11.4. Merger, Consolidation and Sale of Assets. The Trust, or any series thereof, may merge or consolidate with other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by affirmative vote of the holders of not less than one-half of the shares of each Series of the Trust (if approving the merger of the Trust) or such Series (if approving the merger of a Series), or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than one-half of such shares, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

     11.5. Incorporation. With the approval of the holders of a majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporation under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

     11.6. Derivative and Class Actions. The holders of Shares shall have the power to vote to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or its holders of shares.


                                   ARTICLE XII

                                  Miscellaneous

     12.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     12.2. Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

     12.3. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     12.4. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

     12.6. Provisions in Conflict With Law or Regulations.

     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.



                                             /s/ JOHN FITTING, JR.
                                             ----------------------------------
                                                      John Fitting, Jr.



                                             /s/ RODD BAXTER
                                             ----------------------------------
                                                         Rodd Baxter



                                             /s/ LEONARD I. CHUBINSKY
                                             ----------------------------------
                                                    Leonard I. Chubinsky



                                             /s/ JEREMIAH J. BRESNANAN, JR.
                                             ----------------------------------
                                                 Jeremiah J. Bresnanan, Jr.

STATE OF NEW YORK  )
                   : ss.:                         June 25, 1986
COUNTY OF NEW YORK )


     Then personally appeared before me, John Fitting, Jr., who resides at 290 Park Avenue, New York, New York 10028, Rodd Baxter, who resides at 402 Westwood Road, Woodmere, New York 11598, and Leonard I. Chubinsky, who resides at 199 Lake Drive, Pleasantville, New York 10570, who acknowledged the foregoing instrument to be their free act and deed and the free act and deed of the Trustees of National Total Return Fund.


                                             /s/ MIGDALIA SANTIAGO
                                             ----------------------------------
                                                       Notary Public

     My Commission expires:
        MIGDALIA SANTIAGO
Notary Public, State of New York
         No. 31-4750902
  Qualified in New York County
Commission Expires March 30, 1987

                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                     City of Boston,
                                                                   June 26, 1986


     Then personally appeared before me, Jeremiah J. Bresnahan, Jr., who resides at 511 Ward Street, Newton Center, Massachusetts 02159, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed of a Trustee of National Total Return Fund.


                                             /s/ PAULINE FRANCES MARTIN
                                             ----------------------------------
                                                       Notary Public

My Commission Expires:


       10/31/86
----------------------

PAULINE FRANCES MARTIN, Notary Public
My Commission Expires October 31, 1986

                        AMENDMENT TO DECLARATION OF TRUST
                          OF NATIONAL TOTAL INCOME FUND

     I, Lisa M. Hurley, Secretary of NATIONAL TOTAL INCOME FUND (the "Trust"), a business trust established under the laws of the Commonwealth of Massachusetts by Declaration of Trust dated June 25, 1986 ("Declaration of Trust"), hereby certify that a majority of the Trust's Board of Trustees adopted and a majority of the outstanding shares of beneficial interest of the Trust entitled to vote at the special meeting called for such purposes approved the following amendments to the Trust's Declaration of Trust effective December 19, 1991.

     FIRST: Section 6.1 of the Declaration of Trust is amended to delete the bracketed material and to add the underlined language as follows:

     6.1 Beneficial Interest. The interest of beneficiaries hereunder shall be divided into transferable shares of beneficial interest [,all of one class,] OF ONE OR MORE SEPARATE AND DISTINCT SERIES OR CLASSES THEREOF AS THE TRUSTEES SHALL FROM TIME TO TIME CREATE AND ESTABLISH, with par value $0.0001 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may divide or combine the Shares into a greater of lesser number of shares without thereby changing the proportionate interests in the Trust. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

     SECOND: The following section is added as new Section 6.10:

     "6.10 Class Designation. The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this

     Declaration shall be deemed to be Shares of any or all Classes as the context may require.

          If the Trustees shall divide the Shares of the Trust or any Series into two or more Classes, the following provisions shall be applicable:

     (a) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust or of any Series of the Trust, except as the context requires otherwise.

     (b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares of the Trust or any Series or any Shares previously issued and reacquired of any Class of the Trust or of any Series into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.

     (c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

     (d) The establishment and designation of any Class of Shares shall be effective upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration."

     THIRD: Existing Section 6.10 is renumbered as Section 6.11.


Dated: December 19, 1991                     /s/ LISA M. HURLEY
                                             ----------------------------------
                                             Lisa M. Hurley
                                             Secretary
                                             National Total Income Trust


Greenwich, Connecticut


Subscribed and sworn to before me this 19th day of December, 1991.


/s/ LISETTE RIVERA
-----------------------------------
Notary Public

          LISETTE RIVERA
Commissioner for the State of Conn.
 Resident in the State of New York
   Term Expires February 7, 1995

                           NATIONAL TOTAL INCOME FUND

                                Redesignation of
                         Shares of Beneficial Interest,
                           Par Value $0.0001 Per Share


     The undersigned, being at least a majority of the Trustees of NATIONAL TOTAL INCOME FUND, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 6.10 (d) and 11.3 (c) of the Declaration of Trust dated June 25, 1986, as amended, of the Trust, hereby confirm the redesignation of shares of beneficial interest of the Trust originally designated as shares of beneficial interest of "National Total Income Fund" to "National Total Income Fund - Class A."


Dated: December 19, 1991



                                             /s/ MARK L. LIPSON
----------------------------------           ----------------------------------
Jonathan W.P. Aitken, MP                     Mark L. Lipson
Trustee                                      Trustee


/s/ LINCOLN W. ALLAN                         /s/ EDWARD L. PALMER
----------------------------------           ----------------------------------
Lincoln W. Allan                             Edward L. Palmer
Trustee                                      Trustee



/s/ GERALD W. BLAKELEY, JR.                  /s/ RICHARD E. SERGERSON
----------------------------------           ----------------------------------
Gerald W. Blakeley, Jr.                      Richard E. Sergerson
Trustee                                      Trustee



/s/ E. VIRGIL CONWAY                         /s/ DAVID W. WALLACE
----------------------------------           ----------------------------------
E. Virgil Conway                             David W. Wallace
Trustee                                      Trustee



/s/ HARRY DALZELL-PAYNE
----------------------------------
Gen. Harry Dalzell-Payne
Trustee

                           NATIONAL TOTAL INCOME FUND

                        Establishment and Designation of
               Additional Class of Shares of Beneficial Interest,
                           Par Value $0.0001 Per Share



The undersigned, being a majority of the Trustees of NATIONAL TOTAL INCOME FUND (the "Trust"), a business trust established under the laws of the Commonwealth of Massachusetts by Declaration of Trust dated June 25, 1986 ("Declaration of Trust"), as amended, whereby "National Total Income Fund" was established, and having redesignated, by an instrument dated December 19, 1991, the National Total Income Fund shares of beneficial interest as "National Total Income Fund - Class A," hereby divides, pursuant to Section 6.10 (d) of the Declaration of Trust, the shares of beneficial interest of the Trust into one additional class, having the following special and relative rights:

     1.   The class shall be designated "National Total Income Fund - Class B."

     2. The shares of beneficial interest of National Total Income Fund - Class B, $0.0001 par value per share (hereinafter, "Class B Shares") shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Trust's Declaration of Trust and shall be subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and those set forth as follows:

          (a) The assets belonging to the Class B Shares shall be invested in the same investment portfolio of the Trust as the assets belonging to National Total Income Fund - Class A Shares.

          (b) The dividends and distributions of investment income and capital gains with respect to Class B Shares shall be in such amount as may be declared from time to time by the Board of Trustees, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the National Total Income Fund - Class A Shares to reflect differing allocations of the expenses of the Trust between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Board of Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust between the National Total Income Fund - Class A Shares and the Class B Shares shall be determined by the Board of Trustees in a manner that is consistent with the order issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, Inc., et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

     (c) The proceeds of the redemption of Class B Shares (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such share.

     (d) The holders of Class B Shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-l under the Investment Company Act of 1940 (a "Plan") applicable to the Class B Shares and (ii) no voting rights with respect to provisions of any Plan applicable to the National Total Income Fund - Class A Shares or with regard to any other matter submitted to a vote of shareholder which does not affect holders of Class B Shares.

     (e) (1) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into National Total Income Fund - Class A Shares on the date that is the first Trust business day following the month in which the eighth anniversary date of the date of the issuance of the share falls (the "Conversion Date").

     (2) Each Class B Share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the sub-account) convert to National Total Income Fund - Class A Shares, a pro rata portion of the Class B Shares then in the sub-account will also convert to National Total Income Fund - Class A Shares. The portion will be determined by the ratio that the shareholder's Class B Shares converting to National Total Income Fund - Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

     (3) The conversion of Class B Shares to National Total Income Fund - Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

          (4) The number of shares of National Total Income Fund - Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (e) (1) and (e) (2) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the National Total Income Fund - Class A Shares for purposes of sales and redemptions thereof on the Conversion Date.

          (5) On the Conversion Date, the Class B Shares converted into shares of National Total Income Fund - Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of National Total Income Fund - Class A Shares into which the shares of Class B Shares have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the National Total Income Fund - Class A Shares resulting from the conversion need not be issued until certificates representing shares of Class B Shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.


Dated: December 19, 1991



                                                  /s/ MARK L. LIPSON
-----------------------------                     ------------------------------
Jonathan W.P. Aitken, MP                          Mark L. Lipson
Trustee                                           Trustee


/s/ LINCOLN W. ALLAN                              /s/ EDWARD L. PALMER
-----------------------------                     ------------------------------
Lincoln W. Allan                                  Edward L. Palmer
Trustee                                           Trustee


/s/ GERALD W. BLAKELEY, JR.                       /s/ RICHARD E. SEGERSON
-----------------------------                     ------------------------------
Gerald W. Blakeley, Jr.                           Richard E. Segerson
Trustee                                           Trustee


/s/ E. VIRGIL CONWAY                              /s/ DAVID W. WALLACE
-----------------------------                     ------------------------------
E. Virgil Conway                                  David W. Wallace
Trustee                                           Trustee

/s/ HARRY DALZELL-PAYNE
-----------------------------
Gen. Harry Dalzell-Payne
Trustee

                           CERTIFICATE OF AMENDMENT OF
                             DECLARATION OF TRUST OF
                           NATIONAL TOTAL INCOME FUND




     The undersigned hereby certify that each is a Trustee of National Total Income Fund, a Massachusetts business trust (the "Fund"), and further certify that:


     (1) The Declaration of Trust of the Fund is hereby amended to change the name of the Fund to "National Income and Growth Fund" and to substitute said name for the name "National Total Income Fund" in each place it appears in said Declaration of Trust.

     (2) Said amendment was duly adopted in accordance with the terms of the Declaration of Trust by unanimous vote of the Trustees of the Fund cast at Meeting called for such purpose and held on March 13, 1992.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 13th day of March, 1992.


/s/ JONATHAN W.P. AITKEN                          /s/ LINCOLN W. ALLAN
-----------------------------                     ------------------------------
Jonathan W.P. Aitken, MP                          Lincoln W. Allan



/s/ GERALD W. BLAKELEY, JR.                       /s/ E. VIRGIL CONWAY
-----------------------------                     ------------------------------
Gerald W. Blakeley, Jr.                           E. Virgil Conway



/s/ HARRY DALZELL-PAYNE                           /s/ MARK L. LIPSON
-----------------------------                     ------------------------------
Harry Dalzell-Payne                               Mark L. Lipson



/s/ RICHARD E. SEGERSON                           /s/ DAVID W. WALLACE
-----------------------------                     ------------------------------
Richard E. Segerson                               David W. Wallace



-----------------------------
Edward L. Palmer